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                                                             EXHIBIT 10.25

                               EMPLOYMENT AGREEMENT

     COLORSMART.COM, INC., a Nevada Corporation (the "Company") and GREG E. DUKOFF (the "Employee") hereby enter into this EMPLOYMENT AGREEMENT (the "Agreement") dated as of December ___, 1999, as follows:

1.   EMPLOYMENT.

The Company shall employ Employee, and Employee shall be employed by the Company upon the terms and subject to the conditions set forth in this Agreement.

2.   TERM OF EMPLOYMENT.

The period of Employee's employment under this Agreement shall begin as of the Closing Date of the Company's Initial Public Offering (the "Employment Commencement Date"), and shall continue for a period of three (3) years thereafter (the "Initial Term") and shall be automatically renewed for successive one (1) year terms thereafter, unless Employee's employment is terminated in accordance with Section 5 below.

3.   DUTIES AND RESPONSIBILITIES

(a) Employee shall serve as President of Jamberry Lake Digital Media, Inc. ("Jamberry"), a wholly-owned subsidiary of the Company. In such capacity, Employee shall perform such duties and/or accept such assignments as may be required of Employee by the Company.

(b) Employee shall faithfully serve the Company and/or its affiliated corporations, devote Employee's full working time, attention and energies to the business of the business of the Company and/or its affiliated corporations, and perform the duties under this Agreement to the best of Employee's abilities.

(c) Employee shall (i) comply with all applicable laws, rules and regulations, and all requirements of all applicable regulatory, self-regulatory, and administrative bodies; (ii) comply with the Company's rules, procedures, policies, requirements, and directions; and
     (iii) not engage in any other business or employment without the written consent of the Company, except as otherwise specifically provided herein.

4.   COMPENSATION AND BENEFITS.

(a) BASE SALARY. During the Initial Term, the Company shall pay Employee a base salary at the rate of One Hundred Twenty Thousand and 00/100 Dollars ($120,000.00) dollars per year ("Base Salary"). Thereafter, in any renewal period, Employee's Base Salary shall be increased by no less than fifteen percent (15%) per year, beginning on the first year of the renewal period. Such Base Salary shall be paid in accordance with the Company's standard payroll practice for employees.

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(b)  BONUS. Employee shall be entitled to receive a minimum bonus (the
     "Minimum Bonus") of Thirty Thousand Dollars ($30,000.00) for each fiscal year, or in the case of a fiscal year of less than twelve (12) months, on a pro rata basis, in which the gross revenues of Jamberry, as determined in accordance with generally accepted accounting principals, exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the "Minimum Gross Revenue"). The Minimum Bonus, or any amount in excess thereof paid to Employee as a result of Jamberry having exceeded the Minimum Gross Revenue (the "Bonus"), shall be paid to Employee in a lump sum within thirty (30) days of the end of the fiscal year in which Employee becomes entitled to the Bonus.

(c) EXPENSE REIMBURSEMENT. The Company shall promptly reimburse Employee for the ordinary and necessary business expensed incurred by Employee in the performance of Employee's duties hereunder in accordance with the Company's customary practices applicable to employees, provided that such expenses are incurred and accounted for in accordance with the Company's policy.

(d) BENEFIT PLANS. Employee shall be eligible to participate in or receive benefits under any pension plan, profit sharing plan, medical and dental benefits plan, life insurance plan, short-term and long-term disability plans, supplemental and/or incentive compensation plans, or any other benefit plan or arrangement generally made available by the Company to employees of similar status and responsibilities (hereinafter referred to as "similarly situated employees").

(e) STOCK OPTIONS. Employee shall, on each one (1) year anniversary of the Employment Commencement Date ("Anniversary Date"), have the cumulative option to purchase from the Company shares of the Company's common stock (the "Option Shares") at a price equal to eighty-five percent (85%) of the Initial Public Offering price of the Company's common stock (the "Option Price"), provided that in that year, or in the case of a partial year, on a pro rata basis, the gross revenues of Jamberry, as determined in accordance with generally accepted accounting principals, exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00). Employee shall, at each Anniversary Date, be entitled to purchase a number of Option Shares having a cumulative value, which value shall be determined based upon the Initial Public Offering price of the common stock of the Company, equal to Three Hundred Thousand and 00/100 Dollars ($300,000.00) or two (2) times Employee's than current Base Salary, whichever is greater. This annual option to purchase the number of Option Shares per year of employment pursuant to the formula set forth herein (an "Annual Purchase Option"). shall vest in Employee on each Anniversary Date. Each Annual Purchase Option, once and to the extent vested, may be exercised by Employee at any time up to thirty
     (30) days after the end of Employee's employment hereunder.

(f) PLACE OF EMPLOYMENT. The Company shall not cause the Employee to relocate his principal place of employment outside the States of New York or New Jersey.

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5.   TERMINATION OF EMPLOYMENT.

Employee's employment hereunder may be terminated under the following circumstances:

(a) DEATH. Employee's employment hereunder shall terminate upon Employee's death.

(b) TOTAL DISABILITY. The Company may terminate Employee's employment hereunder upon Employee's becoming "Totally Disabled". For purposes of this Agreement, Employee shall be "Totally Disabled" if Employee is physically or mentally incapacitated so as to render Employee incapable of performing Employee's usual and customary duties under this Agreement. Employee's receipt of disability benefits under the Company's long-term disability plan, or receipt of Social Security disability benefits, shall be deemed conclusive evidence of Total Disability for purpose of this Agreement; provided, however, that in the absence of Employee's receipt of such long-term disability benefits or Social Security benefits, the Company may, in its reasonable discretion (but based upon appropriate medical evidence), determine that Employee is Totally Disabled.

(c) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate Employee's employment hereunder for "Cause" at any time after providing written notice to Employee.

     (i) For purposes of this Agreement, the term "Cause" shall mean any of the following: (A) conviction of a crime (including conviction on a NOLO CONTENDERE plea) involving a felony; (B) deliberate and continual refusal to perform employment duties reasonable requested by the Company or an affiliate after thirty (30) days' written notice by certified mail of such failure to perform, specifying that the failure constitutes cause (other than as a result of vacation, sickness, illness or injury); (C) fraud or embezzlement determined in accordance with the Company's normal, internal investigative procedures consistently applied in comparable circumstances; or (D) gross misconduct or gross negligence in connection with the business of the Company or an affiliate which has substantial effect on the Company or the affiliate.

     (ii) Any determination of Cause under this Agreement shall be made by the Company after giving Employee a reasonable opportunity to be heard.

(d) VOLUNTARY TERMINATION BY EMPLOYEE. Employee may terminate employment hereunder at any time after the first Anniversary Date of this Agreement after providing thirty (30) days' written notice to the Company.

(d) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate Employee's employment hereunder, and this Employment Agreement, for any reason, provided Employee is given written notice to terminate, received ninety (90) days prior to the expiration of the current term of this Agreement.

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6.   COMPENSATION FOLLOWING TERMINATION OF EMPLOYMENT.

In the event that Employee's employment hereunder is terminated, Employee shall be entitled to the following compensation and benefits upon such termination:

(a) TERMINATION BY REASON OF DEATH. In the event that Employee's employment is terminated by reason of Employee's death, the Company shall pay the following amounts to Employee's beneficiary or estate:

     (i) Any accrued but unpaid Base Salary for services rendered to the date of death, any accrued but unpaid expenses required to be reimbursed under this Agreement, and any vacation accrued to the date of death.

     (ii) Any benefits to which Employee may be entitled pursuant to the plans, policies and arrangements referred to in Section 4(d) hereof as determined and paid in accordance with the terms of such plans, policies and arrangements.

     (iii) An amount equal to the Base Salary (at the rate in effect as of the date of Employee's death) which would have been payable to Employee if Employee had continued in employment until the end of the twelve (12) month period beginning on the date of Employee's death. Such amount shall be paid in a single lump sum cash payment within thirty (30) days after Employee's death.

     (iv) An amount equal to the Bonus which would have been payable to Employee if Employee had continued in employment until the end of the twelve (12) month period beginning on the date of Employee's death.

     (v) Employee's estate shall be entitled to exercise any vested Annual Purchase Options and any Annual Purchase Options that would have vested in Employee if Employee had continued in employment until the end of the twelve (12) month period beginning on the date of Employee's death.

(b) TERMINATION BY REASON OF TOTAL DISABILITY. In the event that Employee's employment is terminated by reason of Employee's Total Disability as determined in accordance with Section 5(b), the Company shall pay the following amounts to Employee:

     (i) Any accrued but unpaid Base Salary for services rendered to the date of termination any accrued but unpaid expenses required to be reimbursed under this Agreement, any vacation accrued to the date of termination.

     (ii) Any benefits to which Employee may be entitled pursuant to the plans, policies and arrangements referred to in Section 4(d) hereof shall be determined and paid in accordance with the terms of such plans, policies and arrangements.

     (iii) An amount equal to

                (A) the Base Salary (at the rate in effect as of the date of Employee's Total Disability) which would have been payable to Employee if

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                     Employee had continued in active employment until the
                     end of the 12-month period beginning on the date of Employee's termination; reduced by

                (B) the maximum annual amount of the long term disability benefits payable to Employee under the Company's long-term disability plan as determined prior to the reduction of such benefits under the terms of the plan for other disability income. Payment shall be made at the same time and in the same manner as such compensation would have been paid if Employee had remained in active employment until the end of such period.

     (iv) An amount equal to the Bonus which would have been payable to Employee if Employee had continued in employment until the end of the twelve (12) month period beginning on the date of Employee's termination.

     (v) Employee or Employee's guardian, if appropriate, shall be entitled to exercise any vested Annual Purchase Options and any Annual Purchase Options that would have vested in Employee if Employee had continued in employment until the end of the twelve (12) month period beginning on the date of Employee's termination.

(c) TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION BY EMPLOYEE. In the event that Employee's employment is terminated by the Company for Cause pursuant to Section 5(c) or Employee terminates employment pursuant to
     Section 5(d), the Company shall pay the following amounts to Employee:

     (i) Any accrued but unpaid Base Salary for services rendered to the date of termination, any accrued but unpaid expensed required to be reimbursed under this Agreement, any vacation accrued to the date of termination.

     (ii) Any benefits to which Employee may be entitled pursuant to the plans, policies and arrangements referred to in Section 4(d) hereof shall be determined and paid in accordance with the terms of such plans, policies and arrangements.

     (iii) Employee shall, within 30 days of Employee's termination, be entitled to exercise any Annual Purchase Options which have vested at the time of termination.

(d) TERMINATION BY THE COMPANY WITHOUT CAUSE. In the event that Employee's employment is terminated by the Company pursuant to Section 5(c) for reasons other than death, Total Disability or Cause, the Company shall pay the following amounts to Employee:

     (i) Any accrued but unpaid Base Salary for services rendered to the date of termination, any accrued but unpaid expenses required to be reimbursed under this Agreement, and any vacation accrued to the date of termination.

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     (ii)  Any benefits to which Employee may be entitled pursuant to the plans, policies and arrangements referred to in Section 4(d) hereof shall be determined and paid in accordance with the terms of such plans, policies and arrangements.

     (iii) The Base Salary (at the rate in effect as of the date of Employee's termination) which would have been payable to Employee if Employee had continued in active employment for either (A) the period ending on the last day of the current term; or (B) twelve
           (12) months, whichever is greater. Payment shall be made in a lump sum within thirty (30) days of such termination. The Employee shall also be eligible for a bonus or incentive compensation payment, to the extent bonuses are paid to similarly situated employees, pro-rated for the year in which the Employee is terminated, and paid at the same time as similarly situated employees are paid.

     (iv) The Company, completely at its expense, will continue for employee and Employee's spouse and dependents, group health plans, programs or arrangements, in which Employee was entitled to participate at any time during the twelve-month period prior to the date of termination, until the earlier of: (A) the last day of the period during which Employee receives payment in accordance with clause
           (iii) above; (B) Employee's death (provided that benefits payable to Employee's beneficiaries shall not terminate upon Employee's death); or (C) with respect to any particular plan, program or arrangement, the date Employee becomes covered by a comparable benefit provided by a subsequent employer.

     (v) An amount equal to any Bonus which would have been payable to Employee if Employee had continued in active employment for either
           (A) the period ending on the last day of the current term; or (B) twelve (12) months, whichever is greater.

     (vi) Employee shall be entitled to exercise any Annual Purchase Options which were vested at the time of termination and which would have vested if Employee had continued in active employment for either
           (A) the period ending on the last day of the current term; or (B) twelve (12) months, whichever is greater.

(e) NO OTHER BENEFITS OR COMPENSATION. Except as may be provided under this Agreement, under the terms of any incentive compensation, employee benefit, or fringe benefit plan applicable to Employee at the time of Employee's termination or resignation of employment, Employee shall have no right to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to future periods after such termination or resignation.

7.   WITHHOLDING OF TAXES.

The Company may withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local or other taxes.

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8.   NON-DISCLOSURE OF AGREEMENT TERMS.

Employee agrees that Employee will not disclose the terms of this Agreement to any third party other than Employee's immediate family, attorney, accountants, or other consultants or advisors or except as may be required by any governmental authority.

9.   ASSIGNMENT.

Except as otherwise provided in this Agreement, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by Employee.

10.  ENTIRE AGREEMENT; AMENDMENT.

This Agreement shall supersede any and all existing oral or written agreements, representations, or warranties between Employee and the Company or any of its subsidiaries or affiliated entities relating to the terms of Employee's employment by the Company. It may not be amended except by a written agreement signed by both parties.

11.  GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee applicable to agreements made and to be performed in that State, without regard to its conflict of laws provisions.

12.  NOTICES.

Any notice, consent, request or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed registered or certified mail, return receipt requested, or by facsimile or by hand delivery, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

             To the Company:

                    Colorsmart.com, Inc.
                    537 Myatt Drive
                    Madison, Tennessee 37115
                    Attention: Roger Finchum, Sr., Chairman

             with a copy to:

                    Lynch, Rowin, Novack, Burnbaum & Crystal
                    300 East 42nd Street, 10th Floor
                    New York, New York 10017
                    Attn: Edward Burnbaum

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             To Employee:

                    Greg E. Dukoff
                    1756-A Springfield Avenue
                    New Providence, New Jersey 07974

             with a copy to:

                    Durkin & Durkin
                    1120 Bloomfield Avenue
                    P.O. Box 1289
                    West Caldwell, New Jersey 07007-8452
                    Attention:: David D.F. Lawrence

13.  MISCELLANEOUS.

(a) WAIVER. The failure of a party to insist upon strict adherence to any item of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(b) SEPARABILITY. If any term or provision of this Agreement is declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such term or provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

(c) HEADINGS. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

(d) RULES OF CONSTRUCTION. Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa.

(e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.


     IN WITNESS WHEREOF, the parties herein have duly executed this Agreement as of the day and year first above written.



ATTEST:                                  COLORSMART.COM, INC.


                                    By: /s/ Roger Finchum, Sr.
-------------------------------         -------------------------------
                                        Roger Finchum, Sr.,
                                        Chairman



WITNESS:


                                        /s/ Greg E. Dukoff
-------------------------------         -------------------------------
                                        Greg E. Dukoff


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ATTEST                                  Colorsmart.Com, Inc.


/s/ Roger Finchum, Jr.              By: /s/ Roger Finchum, Sr.
-------------------------------         -------------------------------
                                        Roger Finchum, Sr.
                                        Chairman



ATTEST                                  Jamberry Lake, LLC


/s/ [Illegible]                     By: /s/ Greg E. Dukoff
-------------------------------         -------------------------------
                                        Greg E. Dukoff,
                                        Managing Member



ATTEST                                  Jamberry Lake Digital Media, Inc.


/s/ [Illegible]                     By: /s/ Greg E. Dukoff
-------------------------------         -------------------------------
                                        Greg E. Dukoff,
                                        President


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